As filed with the Securities and Exchange Commission on June 23, 1998
                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        THE CARBIDE/GRAPHITE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

  Delaware               One Gateway Center, 19th Floor            25-1575609
(State of                Pittsburgh, Pennsylvania 15222        (I.R.S. Employer
 Incorporation)     (Address of principal executive offices)      ID Number)


                  1995 STOCK-BASED INCENTIVE COMPENSATION PLAN
                     1996 NON EMPLOYEE DIRECTOR STOCK-BASED
                           INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                                Walter B. Fowler
                             Chief Executive Officer
                         One Gateway Center, 19th Floor
                         Pittsburgh, Pennsylvania 15222
                     (Name and address of agent for service)

                                 (412) 562-3700
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            Roger Mulvihill, Esquire
                             Dechert Price & Rhoads
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 698-3500

                         CALCULATION OF REGISTRATION FEE


                                                     Proposed                Proposed maximum
Title of                      Amount                 maximum                 aggregate offering       Amount of
securities                    to be                  offering                price(2)                 registration
to be registered              registered(1)          price per share(2)                               fee(3)

Common Stock, par value
$.01 per share                500,000 Shares         $28.0625                $14,031,250              $4,139.22


(1) This Registration Statement of The Carbide/Graphite Group, Inc. (the "Corporation") relates to the registration of the offer and sale of up to an aggregate of 400,000 shares of the Corporation's Common Stock, par value $.01 per share ("Common Stock"), pursuant to the 1995 Stock-Based Incentive Compensation Plan and up to an aggregate of 100,000 shares of the Common Stock pursuant to the 1996 Non Employee Director Stock-Based Incentive Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457. The fee is calculated on the basis of the average of the high and low sale prices of the registrant's Common Stock reported on the Nasdaq National Market on June 19, 1998.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000295.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement.

     1. The Corporation's Form 10-K, filed with the Commission for the fiscal year ended July 31, 1997.

     2. All other reports filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 31, 1997.

     3. The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A filed on September 12, 1995 under Section 12(g) of the Exchange Act, including all amendments and reports updating such description.

     All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock registered hereby has been passed upon by Dechert Price & Rhoads, New York, New York. Roger Mulvihill, a partner of Dechert Price & Rhoads, is the Secretary of the Company and owns 8,000 shares of the Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereof, or (iv) any transaction from which the director derived an improper personal benefit. The Corporation's Certificate of Incorporation provides that the personal liability of directors of the Corporation is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL. If the DGCL is amended to authorize further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by

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



reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Corporation's Restated By-Laws provides that the Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in right of the Corporation) by reason of the fact such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was, either serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     With respect to any action, suit or proceeding, by or in the right of the Corporation, the Corporation's Restated By-Laws provide that the Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) by reason of the fact that such person is or was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper.

     The Corporation maintains directors' and officers' liability insurance.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


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



Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

     4.1 - Form of Restated  Certificate  of  Incorporation  of the  Corporation
(incorporated   herein  by  reference  to  Exhibit  3.1  to  the   Corporation's
Registration Statement on Form S-1, No. 33-91102)

     4.2 - Form of Restated By-Laws of the Corporation (incorporated herein by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, No. 33-91102)

     5 - Opinion of Dechert Price & Rhoads as to the legality of the securities being registered

   23.1 - Consent of Coopers & Lybrand L.L.P.

   23.2 - Consent of Dechert Price & Rhoads (contained in Exhibit 5 filed herewith)

     24 - Power of Attorney (set forth on signature page of this Registration Statement)



Item 9.  Undertakings.

Undertakings required by Item 512(a)
of Regulation S-K

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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



Undertakings required by Item 512(b)
of Regulation S-K

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Undertakings required by Item 512(h)
of Regulation S-K

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 22 day of June, 1998.

                        THE CARBIDE/GRAPHITE GROUP, INC.


                                      By  /s/ Walter B. Fowler
                                          Walter B. Fowler
                                          President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Carbide/Graphite Group, Inc. hereby constitutes and appoints Walter B. Fowler and Stephen D. Weaver, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.



                  By  /s/ Walter B. Fowler *
                      Walter B. Fowler
                      Chairman of the Board, Chief Executive Officer, President
                        and Director (Principal Executive Officer)
                      Date:  June 22, 1998


                  By  /s/ Stephen D. Weaver
                      Stephen D. Weaver
                      Vice-President-Finance and Chief Financial Officer (Principal Financial Officer)
                      Date:  June 22, 1998

                  By  /s/ Jeffrey T. Jones
                      Jeffrey T. Jones
                      Controller-Corporate Finance
                      (Principal Accounting Officer)
                      Date:  June 22, 1998



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



                  By  /s/ James G. Baldwin *
                      James G. Baldwin
                      Director
                      Date:  June 19, 1998


                  By
                      Paul F. Balser
                      Director
                      Date:_____________


                  By
                      James R. Ball
                      Director
                      Date:_____________


                  By
                      Robert M. Howe
                      Director
                      Date:_____________


                  By  /s/  Nicholas T. Kaiser *
                      Nicholas T. Kaiser
                      Director
                      Date:  June 19, 1998


                  By  /s/ Ronald B. Kalich *
                      Ronald B. Kalich
                      Director
                      Date:  June 22, 1998


                  By  /s/ C.E. Slater *
                      Charles E. Slater
                      Director
                      Date  June 22, 1998



* Signatures representing a majority of the Company's Board of Directors



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


                                  EXHIBIT INDEX


Exhibit No.     Document


     4.1 Form of Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation's Registration Statement on Form S-1, No. 33-91102)

     4.2 Form of Restated By-Laws of the Corporation (incorporated herein by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, No. 33-91102)

     5 Opinion of Dechert Price & Rhoads as to the legality of the securities being registered

     23.1       Consent of Coopers & Lybrand L.L.P.

     23.2       Consent of Dechert Price & Rhoads (contained in
                Exhibit 5 filed herewith)

     24 Power of Attorney (set forth on signature page of this Registration Statement)




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